138 Bartlett Street, Marlboro, MA       01752      USA
TL: 508.357.2221       FX: 508.229.0747       www.evergreensolar.com
PRESS RELEASE

Contacts:	Investors/Media:
Donald Muir	David Reichman
Chief Financial Officer	Vice President
Evergreen Solar, Inc.	Sharon Merrill Associates, Inc.
508-357-2221 x7708	617-542-5300
investors@evergreensolar.com	eslr@investorrelations.com
Evergreen Solar Announces EverQ Signing of Previously Announced Polysilicon
Supply Agreement
Q-Cells and REC Become Equal Partners in EverQ
Expected to Produce 300 Megawatts of Solar Modules by 2010
Marlboro, Massachusetts, October 2, 2006 – Evergreen Solar, Inc. (Nasdaq: ESLR), a manufacturer of solar power products with its proprietary, low-cost String Ribbon™ wafer technology, today announced the signing of a previously announced polysilicon supply agreement that will be sufficient to allow its EverQ partnership to increase solar module production capacity from about 30MW this year to approximately 300MW by 2010 and possibly as early as the second half of 2009.
In conjunction with the execution of the supply agreement, which is expected to become effective early in the fourth quarter following regulatory approval, Evergreen Solar, Q-Cells AG of Germany (FSE: QCE) (Q-Cells) and Renewable Energy Corporation of Norway (OSEAX: REC.OL) (REC) will become equal partners in EverQ.
In accordance with the terms of the supply agreement, REC has agreed to supply EverQ with a total of 7,400 metric tons of granular polysilicon over seven years beginning in 2008. Shipments of approximately 400 metric tons are expected to begin in the second half of 2008 and increase to 1,200 metric tons annually by 2010, continuing through 2014. These shipments are in addition to the 190 metric tons REC is currently supplying EverQ annually under an existing arrangement.
The EverQ partners are in the process of finalizing previously announced interim polysilicon supply guarantees, which will facilitate the next phase of expansion of EverQ’s facility in Thalheim, Germany. Under the terms of these proposed agreements,

Q-Cells and REC will each provide up to 150 metric tons of polysilicon, at near-term market pricing, to EverQ as required from mid 2007 to mid 2008, which will enable EverQ to accelerate production at its next factory.
In addition, Evergreen Solar has entered into an amended license and technology transfer agreement with EverQ. Pursuant to this agreement, Evergreen Solar will license to EverQ certain of its proprietary technologies necessary for the manufacture of EverQ’s solar modules. Evergreen Solar and EverQ have also entered into a sales representative agreement pursuant to which Evergreen Solar will continue to market and sell modules manufactured by EverQ.
Comments on the Agreements
Evergreen Solar President and Chief Executive Officer Richard M. Feldt said, “All three partners in EverQ are working toward a shared goal of driving rapid advances in photovoltaic technology that move the solar industry closer to economic parity with grid electricity. Each EverQ partner brings unique assets to EverQ that makes EverQ larger than the sum of its parts.”
“EverQ provides an ideal manufacturing platform to exploit Evergreen Solar’s String Ribbon wafer technology and related cell processing and module expertise, allowing its Thalheim facility to be a fully integrated facility producing wafers, cells and modules under one roof,” said Feldt. “At the same time, EverQ’s polysilicon supply agreements are expected to secure EverQ’s access to the raw materials necessary to realize its ambitious plan for long-term capacity expansion.”
Adoption of Equity Method of Accounting
The agreements announced today make Evergreen Solar, Q-Cells and REC equal partners in EverQ subject to regulatory approval from the German authorities. After receipt of this approval, Evergreen Solar will account for its share of EverQ’s financial results under the equity method of accounting.
Evergreen Solar will continue to market and sell all modules manufactured by EverQ under the Evergreen Solar brand, as well as manage customer relationships and contracts. However, EverQ’s partners have agreed that substantially more of the customary business risks associated with sales of EverQ’s products will be borne by EverQ than previously anticipated. As a result, Evergreen Solar will no longer report gross revenue or cost of goods sold resulting from the sales of EverQ’s module production.
After Evergreen Solar adopts the equity method of accounting, in addition to reporting revenue from its Marlboro facility, the Company plans to report three additional line items for revenue derived from EverQ. Once the agreements are approved, Evergreen

Solar will separately report the fees received from EverQ for the marketing and sale of EverQ modules by the Company. Beginning in the first quarter of 2007, Evergreen Solar will separately report revenues derived from payments by EverQ for R&D efforts incurred by the Company on behalf of EverQ and revenues derived from royalty payments for its ongoing technology contribution to EverQ. These EverQ-related revenues are expected to total approximately $10 million to $15 million in fiscal 2007.
“As a result of the change in EverQ’s ownership, Evergreen Solar will realize several additional key benefits from EverQ,” said Feldt. “In addition to receiving one-third of EverQ’s economic value, we will realize the combination of fees for marketing and sales, payment for R&D efforts and royalties for technology licensing. At the same time, Evergreen Solar will continue to manage EverQ’s customer relationships. Our participation in EverQ dramatically leverages Evergreen Solar’s core competencies, increases our scale, and positions us for accelerated growth.”
Evergreen Solar expects to report its third-quarter 2006 financial results in late October, and expects to provide financial guidance for the fourth quarter of 2006 and for the first quarter of 2007 at that time.
About EverQ
EverQ’s existing solar module manufacturing plant in Thalheim, Germany, commenced commercial operations early in the second quarter of 2006. The plant currently manufactures Evergreen Solar’s high-output Spruce Line™ of photovoltaic panels. Products fabricated by EverQ use Evergreen Solar’s patented String Ribbon™ manufacturing process. String Ribbon is substantially more efficient in the use of silicon than conventional sliced crystalline technologies.
EverQ is a strategic partnership of Evergreen Solar, Inc. of the United States, Q-Cells AG of Germany, and Renewable Energy Corporation ASA of Norway. Evergreen Solar develops, manufactures and markets solar power products using its String Ribbon technology. Q-Cells is the world’s largest independent manufacturer of crystalline silicon solar cells. Renewable Energy Corporation is one of the world’s largest manufacturers of solar-grade silicon and multicrystalline wafers.
About Evergreen Solar, Inc.
Evergreen Solar, Inc. develops, manufactures and markets solar power products using proprietary, low-cost manufacturing technologies. The Company’s patented crystalline silicon technology, known as String Ribbon, uses significantly less silicon than conventional approaches. Evergreen Solar’s products provide reliable and environmentally clean electric power for residential and commercial applications globally. For more information about the Company, please visit www.evergreensolar.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of federal securities laws. Evergreen Solar cautions you that any statements contained in this press release that are not strictly historical statements constitute forward-looking statements. Such forward-looking statements include, but are not limited to, those related to the Company’s expectations regarding the terms and conditions of the supply agreements and amendment to the master joint venture agreement; increased production capacity at EverQ; future silicon supply for EverQ; the expansion of EverQ’s Thalheim operations and its production schedule; the Company’s expectations regarding the marketing and sales of EverQ’s modules; the advancement of photovoltaic technology and the achievement of economic parity with grid electricity; the ability of the Company’s participation in EverQ to accelerate the Company’s growth; the receipt of regulatory approval from the German authorities approving the change in ownership of EverQ; the allocation between the EverQ partners of business risk associated with sales of EverQ’s products; the Company’s future accounting treatment of EverQ; the Company’s plans to report revenues derived from EverQ; the amount of EverQ related revenues the Company expects to realize; the license of the Company’s proprietary technologies to EverQ; and the benefits the Company will realize from its participation in EverQ. These statements are neither promises nor guarantees, and involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Such risks and uncertainties include, among other things, the following factors: the conditions to which any German government grant is subject, which includes, but is not limited to, receipt of European Union approval; the risk that any German government grant that has or may be approved is subject to forfeiture or repayment in whole or in part if EverQ fails to continue to meet the conditions for such grants or if such grants for any reason become unavailable from German or European Union sources; the success of EverQ is subject to numerous risks associated with the development of manufacturing facilities in international markets and depends on many factors that are outside of the Company’s control, including the availability of government grants and contributions by Q-Cells and REC; the Company’s business and results of operations could be materially impaired as a result of poor manufacturing or product performance or higher costs attributable to the expansion or operation of EverQ’s manufacturing facilities; the market for solar power products is emerging and rapidly developing, and market demand for solar power products such as the Company’s products is uncertain; the Company has limited experience manufacturing large volumes of solar power products on a commercial basis at acceptable costs, which it will need to do in order to be successful; the Company faces intense competition from other companies producing solar power and other distributed energy generation products; the risk that the Company may fail to bring to market new products under development or that any such products may not achieve commercial acceptance; the risk that technological changes in the solar industry could render its solar products uncompetitive or obsolete; the Company sells via a small number of reseller partners, and the Company’s relationships with current or prospective marketing or strategic partners may be affected by adverse developments in the Company’s business, the business of the Company’s strategic partners, competitive factors, solar power market conditions, or financial market conditions; the market for products such as the Company’s solar power products is heavily influenced by federal, state, local and foreign government regulations and policies, as well as the availability and size of government subsidies and economic incentives, over which the Company has little control; and the Company is susceptible to shortages of specialized silicon that the Company uses in the manufacture of its products. In addition to the foregoing factors, the risk factors identified in the Company’s filings with the Securities and Exchange Commission – including the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2006 and Quarterly Report on Form 10-Q filed with the SEC on August 9, 2006 (copies of which may be obtained at the SEC’s website at: http://www.sec.gov) – could impact the forward-looking statements contained in this press release. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.
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Evergreen Solar® is a registered trademark and String Ribbon™ is a trademark of Evergreen Solar, Inc.